Exhibit 23.3




                   Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statement of Home Properties of New York, Inc. on Amendment No. 3 to Form S-3 (No. 333-2674) of our reports dated January 22, 1997 and January 24, 1997, on our audits of the Hudson Valley Properties and Valley Park South Apartments, respectively, for the year ended December 31, 1995, which reports are included in Form 8-K/A Amendment No. 1, dated February 4, 1997. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand LLP

Rochester, New York
February 10, 1997